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                                                                    EXHIBIT 23.1
                       CONSENT OF INDEPENDENT ACCOUNTANTS

  We hereby consent to the use in this Registration Statement on Form S-1 of our report dated March 12, 1999, except for Note 14, which is as of July 19, 1999, relating to the financial statements and financial statement schedule of bamboo.com, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

San Jose, California

August 11, 1999